SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 23, 2003
VIVA INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)
 Delaware
(State or Other Jurisdiction of Incorporation)
0-30440
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(Commission File Number)
22-3537927
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(IRS Employer Identification No.)
954 Business Park Drive, Traverse City, MI 49686
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(Address of Principal Executive Offices) (Zip Code)
(231) 946-4343
(Registrant's Telephone Number, Including Area Code)

THE AUXER GROUP, INC.
12 Andrews Drive, West Paterson, NJ 07424
(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.  CHANGE IN CONTROL OF REGISTRANT
On June 23, 2003, an amendment to the Company's Certificate of Incorporation effected a name change and a 1 for 800 reverse split of its common stock.  Since an outstanding class of preferred stock having convertibility provisions and voting rights was unaffected by this reverse, voting control shifted to Mojave Jet CTG, LLC, a Nevada limited liability company which acquired its 15,000,000 shares (equivalent to 150,000,000 common share votes) of preferred stock as a deposit for equipment that the registrant will utilize in its principal business. That stock constitutes 90.4% of all voting stock. Mojave Jet CTG, LLC has its principal place of business at 3513 Alginet Drive, Encino, CA 91436.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE
On June 23, 2003, the Company's Amendment to its Certificate of Incorporation was given effect in its NASDAQ OTCBB trading market under its new symbol VIVI.  This new symbol reflects its change of name from The Auxer Group, Inc. to Viva International, Inc. and a 1 for 800 reverse split of its common stock which left approximately 964,000 shares of common stock issued and outstanding along with 16,500,000 preferred shares having 165,000,000 votes on any issue put before the shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viva International, Inc. a Delaware corporation

By: Robert J. Scott ------------------ Robert J. Scott President

DATED: June 25, 2003